Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST MIDWEST BANCORP, INC. ANNOUNCES
2017 THIRD QUARTER RESULTS
ITASCA, IL, October 24, 2017 - First Midwest Bancorp, Inc. (the "Company" or "First Midwest") (NASDAQ NGS: FMBI), the holding company of First Midwest Bank (the "Bank"), today reported results of operations and financial condition for the third quarter of 2017. Net income for the third quarter of 2017 was $38.2 million, or $0.37 per share, compared to $35.0 million, or $0.34 per share, for the second quarter of 2017, and $28.4 million, or $0.35 per share, for the third quarter of 2016.
Reported results for all periods presented were impacted by certain significant transactions, which include acquisition and integration related expenses associated with completed and pending acquisitions (all periods presented) and the net gain on the sale-leaseback transaction (third quarter of 2016). Excluding these certain significant transactions, earnings per share (1) was $0.37 for the third quarter of 2017, compared to $0.35 for the second quarter of 2017 and $0.32 for the third quarter of 2016.
SELECT THIRD QUARTER HIGHLIGHTS

•	Increased earnings per share to $0.37, up 6% from the third quarter of 2016 and 9% from the second quarter of 2017.

•	Expanded net interest income to $120 million, up 32% from the third quarter of 2016 and 2% from the second quarter of 2017.

•
Increased net interest margin to 3.86%, up from 3.60% for the third quarter of 2016 and down from 3.88% for the second quarter of 2017. Excluding acquired loan accretion, net interest margin (1) grew 2 basis points to 3.62% from the second quarter of 2017.

•	Improved efficiency ratio (1) to 59%, down from 61% for the third quarter of 2016 and consistent with the second quarter of 2017.

•	Grew loans to $10.4 billion, up 27% from September 30, 2016 and 6% annualized from June 30, 2017.

•	Decreased non-performing assets to total loans plus OREO to 0.86%, down 10 basis points from September 30, 2016 and 21 basis points from June 30, 2017.

•
Third quarter earnings was positively impacted by $0.02 due to securities gains resulting from the opportunistic repositioning of the securities portfolio and $0.02 due to a net benefit reflecting changes in Illinois tax rates.

"Performance for the quarter was both solid and active," said Michael L. Scudder, President and Chief Executive Officer of the Company. "Earnings per share increased to $0.37, up 9% from the prior quarter. Underlying business performance was steady, marked by increased lending and stable margins as well as comparatively higher credit provisioning. The quarter further reflected the anticipated loss of interchange revenue, legislatively required because of our growth over $10 billion in assets. The quarter also benefited from securities gains, as we modestly repositioned our portfolio, as well as certain tax benefits emanating from changes in Illinois' corporate tax levels."
Mr. Scudder concluded, "As we look forward, expectations for higher interest rates and improved operating conditions are high but, as yet, difficult to fully gauge. As we navigate this environment, the strength of our balance sheet and team leaves us well-positioned to both grow and drive operational efficiency. Our focus remains centered on helping our clients achieve financial success and the long-term interests of our stockholders."

(1) These metrics are non-GAAP financial measures. For details on the calculation of these metrics, see the sections titled "Non-GAAP Financial Information" and "Non-GAAP Reconciliations" presented later in this release.

First Midwest Bancorp, Inc. | One Pierce Place | Suite 1500 | Itasca | Illinois | 60143

OPERATING PERFORMANCE
Net Interest Income and Margin Analysis
(Dollar amounts in thousands)

	Quarters Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average Balance	Interest	Yield/ Rate (%)	Average Balance	Interest	Yield/ Rate (%)	Average Balance	Interest	Yield/ Rate (%)
Assets:
Other interest-earning assets	$237,727	$793	1.32	$262,206	$686	1.05	$282,101	$472	0.67
Securities (1)	1,961,382	11,586	2.36	1,983,341	11,482	2.32	1,896,195	10,752	2.27
Federal Home Loan Bank ("FHLB") and Federal Reserve Bank ("FRB") stock	67,605	312	1.85	57,073	441	3.09	51,451	261	2.03
Loans (1)	10,277,420	119,267	4.60	10,064,119	115,949	4.62	8,067,900	88,500	4.36
Total interest-earning assets (1)	12,544,134	131,958	4.18	12,366,739	128,558	4.17	10,297,647	99,985	3.87
Cash and due from banks	194,149			188,886			150,467
Allowance for loan losses	(99,249)			(92,152)			(84,088)
Other assets	1,516,732			1,497,370			958,299
Total assets	$14,155,766			$13,960,843			$11,322,325
Liabilities and Stockholders' Equity:
Savings deposits	$2,040,609	391	0.08	$2,072,343	394	0.08	$1,655,604	298	0.07
NOW accounts	2,039,593	809	0.16	2,010,152	663	0.13	1,754,330	338	0.08
Money market deposits	1,928,962	700	0.14	1,942,672	648	0.13	1,680,886	450	0.11
Time deposits	1,559,966	2,469	0.63	1,538,845	2,024	0.53	1,248,425	1,434	0.46
Borrowed funds	648,275	2,544	1.56	553,046	2,099	1.52	605,177	1,782	1.17
Senior and subordinated debt	194,961	3,110	6.33	194,819	3,105	6.39	166,101	2,632	6.30
Total interest-bearing liabilities	8,412,366	10,023	0.47	8,311,877	8,933	0.43	7,110,523	6,934	0.39
Demand deposits	3,574,012			3,538,049			2,806,851
Total funding sources	11,986,378			11,849,926			9,917,374
Other liabilities	313,741			280,381			143,249
Stockholders' equity - common	1,855,647			1,830,536			1,261,702
Total liabilities and stockholders' equity	$14,155,766			$13,960,843			$11,322,325
Tax-equivalent net interest income/margin (1)		121,935	3.86		119,625	3.88		93,051	3.60
Tax-equivalent adjustment		(2,042)			(2,042)			(2,079)
Net interest income (GAAP) (1)		$119,893			$117,583			$90,972
Impact of acquired loan accretion (1)		$7,581	0.24		$8,757	0.28		$4,555	0.18
Tax-equivalent net interest income/ margin, excluding the impact of acquired loan accretion (1)		$114,354	3.62		$110,868	3.60		$88,496	3.42

(1) Interest income and yields on tax-exempt securities and loans are presented on a tax-equivalent basis, assuming a federal income tax rate of 35%. The corresponding income tax impact related to tax-exempt items is recorded in income tax expense. These adjustments have no impact on net income. See the "Non-GAAP Financial Information" section presented later in this release for a discussion of this non-GAAP financial measure.
Net interest income increased by 2.0% from the second quarter of 2017 and 31.8% compared to the third quarter of 2016. The rise in net interest income compared to the second quarter of 2017 resulted primarily from higher interest rates and loan growth, partially offset by a decrease in acquired loan accretion. Compared to the third quarter of 2016, higher interest rates, combined with loan growth and the acquisition of interest-earning assets and acquired loan accretion from the Standard Bancshares, Inc. ("Standard") transaction early in the first quarter of 2017, contributed to the increase in net interest income.
Acquired loan accretion contributed $7.6 million, $8.8 million, and $4.6 million to net interest income for the third quarter of 2017, the second quarter of 2017, and the third quarter of 2016, respectively.
Tax-equivalent net interest margin for the current quarter was 3.86%, consistent with the second quarter of 2017 and increasing by 26 basis points from the third quarter of 2016. Compared to the second quarter of 2017, tax-equivalent net interest margin reflected the negative impact of lower loan fees and a 4 basis point decrease in acquired loan accretion, largely offset by the positive impact of higher interest rates. The increase in tax-equivalent net interest margin compared to the third quarter of 2016 was due to a 6 basis point increase in acquired loan accretion combined with the positive impact of higher interest rates. The cost of total average interest-bearing liabilities increased 4 basis points and 8 basis points from the second quarter of 2017 and third quarter of 2016, respectively, as a result of higher interest rates.
For the third quarter of 2017, total average interest-earning assets rose by $177.4 million from the second quarter of 2017 and $2.2 billion from the third quarter of 2016. The increase compared to the second quarter of 2017 resulted from loan growth while the increase from the third quarter of 2016 reflected the impact of the Standard transaction, loan growth, and securities purchases.
Total average funding sources increased by $136.5 million from the second quarter of 2017 and $2.1 billion from the third quarter of 2016. The increase compared to the second quarter of 2017 resulted from an increase in FHLB advances. Compared to the third quarter of 2016, the rise in average funding sources was primarily impacted by deposits acquired in the Standard transaction.

Fee-based Revenues and Total Noninterest Income Analysis
(Dollar amounts in thousands)

	Quarters Ended			September 30, 2017 Percent Change From
	September 30, 2017	June 30, 2017	September 30, 2016	June 30, 2017	September 30, 2016
Service charges on deposit accounts	$12,561	$12,153	$10,708	3.4	17.3
Wealth management fees	10,169	10,525	8,495	(3.4)	19.7
Card-based fees	5,992	8,832	7,332	(32.2)	(18.3)
Merchant servicing fees	2,237	3,197	3,319	(30.0)	(32.6)
Mortgage banking income	2,246	1,645	3,394	36.5	(33.8)
Capital market products income	2,592	2,217	2,916	16.9	(11.1)
Other service charges, commissions, and fees	2,508	2,659	2,302	(5.7)	8.9
Total fee-based revenues	38,305	41,228	38,466	(7.1)	(0.4)
Net gain on sale-leaseback transaction	—	—	5,509	—	(100.0)
Net securities gains	3,197	284	187	1,025.7	1,609.6
Other income	1,846	3,433	1,691	(46.2)	9.2
Total noninterest income	$43,348	$44,945	$45,853	(3.6)	(5.5)
Total fee-based revenues of $38.3 million decreased by $2.9 million, or 7.1%, compared to the second quarter of 2017 and were consistent with the third quarter of 2016. The decrease in card-based fees compared to both prior periods resulted primarily from the reduction in interchange revenue as the impact of the Durbin Amendment of the Dodd-Frank Act ("Durbin") became effective in the third quarter of 2017. Compared to the third quarter of 2016, the negative impact of Durbin was offset by increased revenues across most categories due to the Standard transaction, combined with increased wealth management fees from the Premier Asset Management LLC ("Premier") transaction.
Compared to the second quarter of 2017, the rise in service charges on deposit accounts was due to seasonally higher activity. The decline in merchant servicing fees reflected lower customer volumes, virtually offset by the decline in merchant card expense included in noninterest expense for each period presented.
Mortgage banking income resulted primarily from sales of $72.1 million of 1-4 family mortgage loans in the secondary market during the third quarter of 2017, compared to $59.5 million in the second quarter of 2017 and $107.3 million in the third quarter of 2016.
During the third quarter of 2016, the Company completed a sale-leaseback transaction of 55 branches that resulted in a pre-tax gain of $88.0 million, net of transaction related expenses, of which $5.5 million was immediately recognized and the remaining $82.5 million was deferred.
Net securities gains of $3.2 million were recognized during the third quarter of 2017 as a result of the opportunistic repositioning of the securities portfolio in light of current market conditions.
Other income in the second quarter of 2017 was impacted by net gains from the disposition of vacant branch properties and other miscellaneous items.

Noninterest Expense Analysis
(Dollar amounts in thousands)

	Quarters Ended			September 30, 2017 Percent Change From
	September 30, 2017	June 30, 2017	September 30, 2016	June 30, 2017	September 30, 2016
Salaries and employee benefits:
Salaries and wages	$45,219	$44,194	$37,872	2.3	19.4
Retirement and other employee benefits	10,419	10,381	8,500	0.4	22.6
Total salaries and employee benefits	55,638	54,575	46,372	1.9	20.0
Net occupancy and equipment expense	12,115	12,485	10,755	(3.0)	12.6
Professional services	8,498	9,112	6,772	(6.7)	25.5
Technology and related costs	4,505	4,485	3,881	0.4	16.1
Merchant card expense	1,737	2,632	2,857	(34.0)	(39.2)
Advertising and promotions	1,852	1,693	1,941	9.4	(4.6)
Cardholder expenses	1,962	1,682	1,515	16.6	29.5
Net other real estate owned ("OREO") expense	657	1,631	313	(59.7)	109.9
Other expenses	9,842	10,282	7,310	(4.3)	34.6
Total noninterest expense excluding certain significant transactions (1)	96,806	98,577	81,716	(1.8)	18.5
Acquisition and integration related expenses	384	1,174	1,172	(67.3)	(67.2)
Total noninterest expense	$97,190	$99,751	$82,888	(2.6)	17.3

(1) Total noninterest expense, excluding certain significant transactions, is a non-GAAP financial measure. See the Non-GAAP Financial Information discussion for detail.
Total noninterest expense decreased by 2.6% compared to the second quarter of 2017 and increased by 17.3% compared to the third quarter of 2016. Compared to the second quarter of 2017, the increase in salaries and employee benefits was driven primarily by higher staffing levels. Professional services decreased compared to the second quarter of 2017 as a result of lower loan remediation costs. The decline in merchant card expense is in-line with the decrease in merchant servicing fees included in noninterest income for each period presented. Net OREO expense decreased from the second quarter of 2017 due primarily to lower valuation adjustments.
Compared to the third quarter of 2016, the increase in total noninterest expense largely resulted from operating costs associated with the Standard and Premier transactions, which impacted most expense categories. In addition, compensation costs associated with merit increases and investments in additional talent to support growth contributed to the rise in salaries and employee benefits. Professional services were impacted by certain costs associated with organizational growth. In addition, other expenses increased compared to the third quarter of 2016 due to a reduction in the reserve for unfunded commitments during the third quarter of 2016.
Acquisition and integration related expenses for the second and third quarters of 2017 resulted from the acquisitions of Standard and Premier completed during the first quarter of 2017. For the third quarter of 2016, acquisition and integration related expenses resulted from the acquisition of NI Bancshares Corporation completed during the first quarter of 2016. These expenses fluctuate based on the size and timing of each transaction.
INCOME TAXES
The Company's effective tax rate for the third quarter of 2017 was 31.7%, compared to 35.9% for the second quarter of 2017, and 35.4% for the third quarter of 2016. Compared to both prior periods, the effective tax rate was impacted by the net benefit of changes in Illinois tax rates, which included a $2.8 million deferred tax asset benefit, partly offset by an increase in state income tax expense.

LOAN PORTFOLIO AND ASSET QUALITY
Loan Portfolio Composition
(Dollar amounts in thousands)

	As of			September 30, 2017 Percent Change From
	September 30, 2017	June 30, 2017	September 30, 2016	June 30, 2017	September 30, 2016
Commercial and industrial	$3,462,612	$3,410,748	$2,849,399	1.5	21.5
Agricultural	437,721	433,424	409,571	1.0	6.9
Commercial real estate:
Office, retail, and industrial	1,960,367	1,983,802	1,537,181	(1.2)	27.5
Multi-family	711,101	681,032	625,324	4.4	13.7
Construction	545,666	543,892	401,857	0.3	35.8
Other commercial real estate	1,391,241	1,383,937	971,030	0.5	43.3
Total commercial real estate	4,608,375	4,592,663	3,535,392	0.3	30.3
Total corporate loans	8,508,708	8,436,835	6,794,362	0.9	25.2
Home equity	847,209	865,656	748,571	(2.1)	13.2
1-4 family mortgages	711,607	614,818	396,819	15.7	79.3
Installment	322,768	314,850	232,030	2.5	39.1
Total consumer loans	1,881,584	1,795,324	1,377,420	4.8	36.6
Total loans	$10,390,292	$10,232,159	$8,171,782	1.5	27.1
Total loans of $10.4 billion increased by 6.1%, annualized, from June 30, 2017, and 27.1% from September 30, 2016. Excluding loans acquired in the Standard transaction, total loans grew by 8.4% from September 30, 2016. Compared to both prior periods, growth in commercial and industrial loans, primarily within our sector-based lending businesses, and multi-family loans contributed to the rise in total loans. Construction loans increased compared to September 30, 2016, driven primarily by select commercial projects for which permanent financing is expected upon their completion. The addition of consumer loans contributed to the increase in total loans compared to both prior periods.

Asset Quality
(Dollar amounts in thousands)

	As of			September 30, 2017 Percent Change From
	September 30, 2017	June 30, 2017	September 30, 2016	June 30, 2017	September 30, 2016
Asset quality
Non-accrual loans	$65,176	$79,196	$44,289	(17.7)	47.2
90 days or more past due loans, still accruing interest (1)	2,839	2,059	4,318	37.9	(34.3)
Total non-performing loans	68,015	81,255	48,607	(16.3)	39.9
Accruing troubled debt restructurings ("TDRs")	1,813	2,029	2,368	(10.6)	(23.4)
OREO	19,873	26,493	28,049	(25.0)	(29.1)
Total non-performing assets	$89,701	$109,777	$79,024	(18.3)	13.5
30-89 days past due loans (1)	$28,868	$19,081	$26,140

Non-accrual loans to total loans	0.63%	0.77%	0.54%
Non-performing loans to total loans	0.65%	0.79%	0.59%
Non-performing assets to total loans plus OREO	0.86%	1.07%	0.96%
Allowance for credit losses
Allowance for loan losses	$94,814	$92,371	$85,308
Reserve for unfunded commitments	1,000	1,000	1,000
Total allowance for credit losses	$95,814	$93,371	$86,308
Allowance for credit losses to total loans (2)	0.92%	0.91%	1.06%
Allowance for credit losses to loans, excluding acquired loans	1.09%	1.10%	1.13%
Allowance for credit losses to non-accrual loans	147.01%	117.90%	194.87%

(1) Purchased credit impaired loans with an accretable yield are considered current and are not included in past due loan totals.
(2) This ratio includes acquired loans that are recorded at fair value through an acquisition adjustment, which incorporates credit risk as of the acquisition date with no allowance for credit losses being established at that time. As the acquisition adjustment is accreted into income over future periods, an allowance for credit losses on acquired loans is established as necessary to reflect credit deterioration.
Total non-performing assets represented 0.86% of total loans and OREO at September 30, 2017, down from 1.07% at June 30, 2017 and 0.96% at September 30, 2016. Total OREO includes $5.9 million and $6.9 million as of September 30, 2017 and June 30, 2017, respectively, that was acquired in the Standard transaction during the first quarter of 2017.
Non-performing assets decreased $20.1 million from June 30, 2017 due primarily to charge-offs on two corporate loan relationships originally identified as non-accrual in the second quarter of 2017, as well as the sale of an OREO property.

Charge-Off Data
(Dollar amounts in thousands)

	Quarters Ended
	September 30, 2017	% of Total	June 30, 2017	% of Total	September 30, 2016	% of Total
Net loan charge-offs (1):
Commercial and industrial	$8,237	107.4	$1,721	42.7	$1,145	23.9
Agricultural	—	—	836	20.7	—	—
Office, retail, and industrial	(1,811)	(23.6)	(8)	(0.2)	2,151	44.9
Multi-family	(2)	—	(6)	(0.2)	(69)	(1.4)
Construction	(25)	(0.3)	27	0.7	(9)	(0.2)
Other commercial real estate	(19)	(0.2)	228	5.7	415	8.6
Consumer	1,286	16.7	1,233	30.6	1,162	24.2
Total net loan charge-offs	$7,666	100.0	$4,031	100.0	$4,795	100.0
Total recoveries included above	$2,900		$828		$1,155
Net loan charge-offs to average loans, annualized:
Quarter-to-date	0.30%		0.16%		0.24%
Year-to-date	0.19%		0.14%		0.24%

(1) Amounts represent charge-offs, net of recoveries.
Net loan charge-offs to average loans, annualized were 0.30%, up from 0.16% and 0.24% for the second quarter of 2017 and the third quarter of 2016, respectively. Included within the third quarter of 2017 were charge-offs related to two corporate credits identified in the second quarter of 2017, partially offset by a large recovery on a single commercial real estate loan.

DEPOSIT PORTFOLIO

Deposit Composition
(Dollar amounts in thousands)

	Average for the Quarters Ended			September 30, 2017 Percent Change From
	September 30, 2017	June 30, 2017	September 30, 2016	June 30, 2017	September 30, 2016
Demand deposits	$3,574,012	$3,538,049	$2,806,851	1.0	27.3
Savings deposits	2,040,609	2,072,343	1,655,604	(1.5)	23.3
NOW accounts	2,039,593	2,010,152	1,754,330	1.5	16.3
Money market accounts	1,928,962	1,942,672	1,680,886	(0.7)	14.8
Core deposits	9,583,176	9,563,216	7,897,671	0.2	21.3
Time deposits	1,559,966	1,538,845	1,248,425	1.4	25.0
Total deposits	$11,143,142	$11,102,061	$9,146,096	0.4	21.8

Average core deposits of $9.6 billion for the third quarter of 2017 were consistent with the second quarter of 2017 and increased by 21.3% compared to the third quarter of 2016. The rise in average core deposits compared to the third quarter of 2016 was driven primarily by deposits assumed in the Standard transaction, which contributed $1.6 billion to average core deposits in the third quarter of 2017.

CAPITAL MANAGEMENT
Capital Ratios

	As of
	September 30, 2017	June 30, 2017	December 31, 2016	September 30, 2016
Company regulatory capital ratios:
Total capital to risk-weighted assets	11.79%	11.69%	12.23%	12.25%
Tier 1 capital to risk-weighted assets	9.83%	9.71%	9.90%	9.89%
Common equity Tier 1 ("CET1") to risk-weighted assets	9.42%	9.30%	9.39%	9.38%
Tier 1 capital to average assets	9.04%	8.93%	8.99%	8.90%
Company tangible common equity ratios (1)(2):
Tangible common equity to tangible assets	8.25%	8.20%	8.05%	8.04%
Tangible common equity, excluding accumulated other comprehensive income ("AOCI"), to tangible assets	8.53%	8.48%	8.42%	8.16%
Tangible common equity to risk-weighted assets	9.02%	8.90%	8.88%	9.13%

(1) These ratios are not subject to formal Federal Reserve regulatory guidance.
(2) Tangible common equity ("TCE") represents common stockholders' equity less goodwill and identifiable intangible assets. For details of the calculation of these ratios, see the sections titled, "Non-GAAP Financial Information" and "Non-GAAP Reconciliations" presented later in this release.
The Company's regulatory capital ratios improved compared to June 30, 2017 as a result of an increase in retained earnings, offset partly by the impact of loan growth on risk-weighted assets. Total capital and Tier 1 capital to risk-weighted assets ratios decreased compared to December 31, 2016 and September 30, 2016 due to the Standard and Premier acquisitions.
The Board of Directors approved a quarterly cash dividend of $0.10 per common share during the third quarter of 2017, which follows a dividend increase from $0.09 to $0.10 per common share during the second quarter of 2017.

Conference Call
A conference call to discuss the Company's results, outlook, and related matters will be held on Wednesday, October 25, 2017 at 11:00 A.M. (ET). Members of the public who would like to listen to the conference call should dial (877) 507-0639 (U.S. domestic) or (412) 317-6003 (International) and ask for the First Midwest Bancorp, Inc. Earnings Conference Call. The number should be dialed 10 to 15 minutes prior to the start of the conference call. There is no charge to access the call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the Company's website, www.firstmidwest.com/investorrelations. For those unable to listen to the live broadcast, a replay will be available on the Company's website or by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (International) conference ID 10112793 beginning one hour after completion of the live call until 9:00 A.M. (ET) on November 8, 2017. Please direct any questions regarding obtaining access to the conference call to First Midwest Bancorp, Inc. Investor Relations, via e-mail, at investor.relations@firstmidwest.com.
Press Release and Additional Information Available on Website
This press release and the accompanying unaudited Selected Financial Information are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com/investorrelations.

Forward-Looking Statements
This press release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as "may," "might," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "probable," "potential," "possible," "target," "continue," "look forward," or "assume" and words of similar import. Forward-looking statements are not historical facts but instead express only management's beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management's control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and First Midwest cautions you not to place undue reliance on these statements. Forward-looking statements are made only as of the date of this press release, and First Midwest undertakes no obligation to update any forward-looking statements contained in this press release to reflect new information or events or conditions after the date hereof.
Forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan or securities portfolio, the expected amount of future credit reserves or charge-offs, corporate strategies or objectives, anticipated trends in our business, regulatory developments, acquisition transactions, including estimated synergies, cost savings and financial benefits of consummated transactions, and growth strategies, including possible future acquisitions. These statements are subject to certain risks, uncertainties and assumptions. For a discussion of these risks, uncertainties and assumptions, you should refer to the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as our subsequent filings made with the Securities and Exchange Commission. However, these risks and uncertainties are not exhaustive. Other sections of such reports describe additional factors that could adversely impact our business and financial performance.
Non-GAAP Financial Information
The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. These non-GAAP financial measures include earnings per share ("EPS"), excluding certain significant transactions, the efficiency ratio, total noninterest expense, excluding certain significant transactions, return on average assets, excluding certain significant transactions, tax-equivalent net interest income (including its individual components), tax-equivalent net interest margin, tax-equivalent net interest margin, excluding the impact of acquired loan accretion, tangible common equity to tangible assets, tangible common equity, excluding accumulated other comprehensive loss, to tangible assets, tangible common equity to risk-weighted assets, return on average tangible common equity, and return on average tangible common equity, excluding certain significant transactions.
The Company presents EPS, the efficiency ratio, total noninterest expense, return on average assets, and return on average tangible common equity, all excluding certain significant transactions. Certain significant transactions include acquisition and integration related expenses (all periods presented), a net gain related to a sale-leaseback transaction (third quarter of 2016), and a lease cancellation fee (fourth quarter of 2016). Management believes excluding these transactions from EPS, the efficiency ratio, total noninterest expense, return on average assets, and return on average tangible common equity is useful in assessing the Company's underlying operational performance since these transactions do not pertain to its core business operations and their exclusion facilitates better comparability between periods. Management believes that excluding acquisition and integration related expenses from these metrics is useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these transactions from these metrics enhances comparability for peer comparison purposes.
The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it enhances comparability for peer comparison purposes. In addition, management believes that the tax-equivalent net interest margin, excluding the impact of acquired loan accretion, enhances comparability for peer comparison purposes and is useful to the Company, as well as analysts and investors, since acquired loan accretion income may fluctuate based on the size of each acquisition, as well as from period to period.
In management's view, tangible common equity measures are capital adequacy metrics meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity.
Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.

About the Company
First Midwest is a relationship-focused financial institution and one of the largest independent publicly-traded bank holding companies based on assets headquartered in the Midwest, with over $14 billion in assets and $10 billion in trust assets under management. First Midwest's principal subsidiary, First Midwest Bank, and other affiliates provide a full range of commercial, equipment leasing, treasury management, retail, wealth management, trust and private banking products and services through over 130 locations in metropolitan Chicago, northwest Indiana, central and western Illinois, and eastern Iowa. First Midwest's common stock is traded on the NASDAQ Stock Market under the symbol FMBI. First Midwest's website is www.firstmidwest.com.
Contact Information

Investors:	Patrick S. Barrett EVP, Chief Financial Officer (630) 875-7273 pat.barrett@firstmidwest.com	Media:	James M. Roolf SVP, Corporate Relations Officer (630) 875-7533 jim.roolf@firstmidwest.com

Accompanying Unaudited Selected Financial Information

Consolidated Statements of Financial Condition (Unaudited) (Dollar amounts in thousands)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Period-End Balance Sheet
Assets
Cash and due from banks	$174,147	$181,171	$174,268	$155,055	$139,538
Interest-bearing deposits in other banks	252,753	103,181	74,892	107,093	362,153
Trading securities, at fair value	20,425	19,545	19,130	17,920	18,351
Securities available-for-sale, at fair value	1,732,984	1,908,248	1,937,124	1,919,450	1,964,030
Securities held-to-maturity, at amortized cost	14,638	17,353	17,742	22,291	20,337
FHLB and FRB stock	69,708	66,333	46,306	59,131	53,506
Loans:
Commercial and industrial	3,462,612	3,410,748	3,370,780	2,827,658	2,849,399
Agricultural	437,721	433,424	422,784	389,496	409,571
Commercial real estate:
Office, retail, and industrial	1,960,367	1,983,802	1,988,979	1,581,967	1,537,181
Multi-family	711,101	681,032	671,710	614,052	625,324
Construction	545,666	543,892	568,460	451,540	401,857
Other commercial real estate	1,391,241	1,383,937	1,357,781	979,528	971,030
Home equity	847,209	865,656	880,667	747,983	748,571
1-4 family mortgages	711,607	614,818	540,148	423,922	396,819
Installment	322,768	314,850	253,061	237,999	232,030
Total loans	10,390,292	10,232,159	10,054,370	8,254,145	8,171,782
Allowance for loan losses	(94,814)	(92,371)	(88,163)	(86,083)	(85,308)
Net loans	10,295,478	10,139,788	9,966,207	8,168,062	8,086,474
OREO	19,873	26,493	29,140	26,083	28,049
Premises, furniture, and equipment, net	131,295	135,745	140,653	82,577	82,443
Investment in bank-owned life insurance ("BOLI")	279,639	278,353	276,960	219,746	219,064
Goodwill and other intangible assets	750,436	752,413	754,621	366,876	367,961
Accrued interest receivable and other assets	525,766	340,517	336,428	278,271	236,291
Total assets	$14,267,142	$13,969,140	$13,773,471	$11,422,555	$11,578,197
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$3,580,922	$3,525,905	$3,492,987	$2,766,748	$2,766,265
Interest-bearing deposits	7,627,575	7,473,815	7,463,554	6,061,855	6,339,839
Total deposits	11,208,497	10,999,720	10,956,541	8,828,603	9,106,104
Borrowed funds	700,536	639,333	547,923	879,008	639,539
Senior and subordinated debt	195,028	194,886	194,745	194,603	309,444
Accrued interest payable and other liabilities	297,951	298,358	269,529	263,261	253,846
Stockholders' equity	1,865,130	1,836,843	1,804,733	1,257,080	1,269,264
Total liabilities and stockholders' equity	$14,267,142	$13,969,140	$13,773,471	$11,422,555	$11,578,197
Stockholders' equity, excluding accumulated other comprehensive income ("AOCI")	$1,903,166	$1,873,410	$1,844,997	$1,297,990	$1,282,666
Stockholders' equity, common	1,865,130	1,836,843	1,804,733	1,257,080	1,269,264

Condensed Consolidated Statements of Income (Unaudited) (Dollar amounts in thousands)

	Quarters Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2017	2017	2017	2016	2016	2017	2016
Income Statement
Interest income	$129,916	$126,516	$123,699	$96,328	$97,906	$380,131	$282,004
Interest expense	10,023	8,933	8,502	8,304	6,934	27,458	20,337
Net interest income	119,893	117,583	115,197	88,024	90,972	352,673	261,667
Provision for loan losses	10,109	8,239	4,918	5,307	9,998	23,266	25,676
Net interest income after provision for loan losses	109,784	109,344	110,279	82,717	80,974	329,407	235,991
Noninterest Income
Service charges on deposit accounts	12,561	12,153	11,365	10,315	10,708	36,079	30,350
Wealth management fees	10,169	10,525	9,660	8,375	8,495	30,354	24,696
Card-based fees	5,992	8,832	8,116	7,462	7,332	22,940	21,642
Merchant servicing fees	2,237	3,197	3,135	3,016	3,319	8,569	9,517
Mortgage banking income	2,246	1,645	1,888	3,537	3,394	5,779	6,625
Capital market products income	2,592	2,217	1,376	1,827	2,916	6,185	8,197
Other service charges, commissions, and fees	2,508	2,659	2,307	2,575	2,302	7,474	6,967
Total fee-based revenues	38,305	41,228	37,847	37,107	38,466	117,380	107,994
Net securities gains	3,197	284	—	323	187	3,481	1,097
Net gain on sale-leaseback transaction	—	—	—	—	5,509	—	5,509
Other income	1,846	3,433	2,104	2,281	1,691	7,383	5,001
Total noninterest income	43,348	44,945	39,951	39,711	45,853	128,244	119,601
Noninterest Expense
Salaries and employee benefits:
Salaries and wages	45,219	44,194	44,890	39,257	37,872	134,303	112,084
Retirement and other employee benefits	10,419	10,381	10,882	8,160	8,500	31,682	25,149
Total salaries and employee benefits	55,638	54,575	55,772	47,417	46,372	165,985	137,233
Net occupancy and equipment expense	12,115	12,485	12,325	10,774	10,755	36,925	30,380
Professional services	8,498	9,112	8,463	7,138	6,772	26,073	17,984
Technology and related costs	4,505	4,485	4,433	3,514	3,881	13,423	11,251
Merchant card expense	1,737	2,632	2,585	2,603	2,857	6,954	8,179
Advertising and promotions	1,852	1,693	1,066	2,330	1,941	4,611	5,457
Cardholder expenses	1,962	1,682	1,764	1,426	1,515	5,408	4,386
Net OREO expense	657	1,631	1,700	925	313	3,988	2,099
Other expenses	9,842	10,282	9,969	8,050	7,310	30,093	23,052
Acquisition and integration related expenses	384	1,174	18,565	7,542	1,172	20,123	6,810
Lease cancellation fee	—	—	—	950	—	—	—
Total noninterest expense	97,190	99,751	116,642	92,669	82,888	313,583	246,831
Income before income tax expense	55,942	54,538	33,588	29,759	43,939	144,068	108,761
Income tax expense	17,707	19,588	10,733	9,041	15,537	48,028	37,130
Net income	$38,235	$34,950	$22,855	$20,718	$28,402	$96,040	$71,631
Net income applicable to common shares	$37,895	$34,614	$22,621	$20,501	$28,078	$95,130	$70,805
Net income applicable to common shares, excluding certain significant transactions (1)	$38,125	$35,318	$33,760	$25,596	$25,476	$107,204	$71,586
Footnotes to Condensed Consolidated Statements of Income

(1)
Certain significant transactions that are recorded in various periods presented include acquisition and integration related expenses associated with completed and pending acquisitions, the lease cancellation fee recognized as a result of the Company's planned 2018 corporate headquarters relocation, and a net gain on a sale-leaseback transaction.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2017	2017	2017	2016	2016	2017	2016
Earnings Per Share
Basic earnings per common share ("EPS")	$0.37	$0.34	$0.23	$0.25	$0.35	$0.94	$0.89
Diluted EPS	$0.37	$0.34	$0.23	$0.25	$0.35	$0.94	$0.89
Diluted EPS, excluding certain significant transactions (1) (6)	$0.37	$0.35	$0.34	$0.32	$0.32	$1.06	$0.90
Common Stock and Related Per Common Share Data
Book value	$18.16	$17.88	$17.56	$15.46	$15.61	$18.16	$15.61
Tangible book value	$10.85	$10.55	$10.22	$10.95	$11.08	$10.85	$11.08
Dividends declared per share	$0.10	$0.10	$0.09	$0.09	$0.09	$0.29	$0.27
Closing price at period end	$23.42	$23.31	$23.68	$25.23	$19.36	$23.42	$19.36
Closing price to book value	1.3	1.3	1.3	1.6	1.2	1.3	1.2
Period end shares outstanding	102,722	102,741	102,757	81,325	81,324	102,722	81,324
Period end treasury shares	9,626	9,604	9,586	9,959	9,957	9,626	9,957
Common dividends	$10,411	$10,256	$9,126	$7,315	$7,408	$29,793	$21,876
Key Ratios/Data
Return on average common equity (2)	8.10%	7.58%	5.20%	6.42%	8.85%	7.00%	7.72%
Return on average tangible common equity (2)	14.03%	13.37%	9.53%	9.35%	12.85%	12.40%	11.27%
Return on average tangible common equity, excluding certain significant transactions (1) (2) (6)	14.11%	13.64%	13.99%	11.60%	11.69%	13.91%	11.39%
Return on average assets (2)	1.07%	1.00%	0.68%	0.72%	1.00%	0.92%	0.89%
Return on average assets, excluding certain significant transactions (1) (2) (6)	1.08%	1.02%	1.01%	0.90%	0.91%	1.04%	0.90%
Loans to deposits	92.70%	93.02%	91.77%	93.49%	89.74%	92.70%	89.74%
Efficiency ratio (1)	58.97%	58.67%	60.98%	63.98%	60.83%	59.52%	62.12%
Net interest margin (3)	3.86%	3.88%	3.89%	3.44%	3.60%	3.88%	3.66%
Yield on average interest-earning assets (3)	4.18%	4.17%	4.17%	3.76%	3.87%	4.17%	3.94%
Cost of funds (4)	0.33%	0.30%	0.30%	0.33%	0.28%	0.31%	0.29%
Net noninterest expense to average assets	1.60%	1.58%	2.27%	1.86%	1.50%	1.81%	1.66%
Effective income tax rate	31.65%	35.92%	31.95%	30.38%	35.36%	33.34%	34.14%
Capital Ratios
Total capital to risk-weighted assets (1)	11.79%	11.69%	11.48%	12.23%	12.25%	11.79%	12.25%
Tier 1 capital to risk-weighted assets (1)	9.83%	9.71%	9.53%	9.90%	9.89%	9.83%	9.89%
CET1 to risk-weighted assets (1)	9.42%	9.30%	9.11%	9.39%	9.38%	9.42%	9.38%
Tier 1 capital to average assets (1)	9.04%	8.93%	8.89%	8.99%	8.90%	9.04%	8.90%
Tangible common equity to tangible assets (1)	8.25%	8.20%	8.07%	8.05%	8.04%	8.25%	8.04%
Tangible common equity, excluding AOCI, to tangible assets (1)	8.53%	8.48%	8.38%	8.42%	8.16%	8.53%	8.16%
Tangible common equity to risk-weighted assets (1)	9.02%	8.90%	8.68%	8.88%	9.13%	9.02%	9.13%
Note: Selected Financial Information footnotes are located at the end of this section.

Selected Financial Information (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2017	2017	2017	2016	2016	2017	2016
Asset Quality Performance Data
Non-performing assets
Commercial and industrial	$41,504	$51,400	$21,514	$29,938	$13,823	$41,504	$13,823
Agricultural	380	387	1,283	181	184	380	184
Commercial real estate:
Office, retail, and industrial	12,221	15,031	19,505	17,277	17,670	12,221	17,670
Multi-family	153	158	163	311	316	153	316
Construction	146	197	198	286	287	146	287
Other commercial real estate	2,239	3,736	3,858	2,892	3,361	2,239	3,361
Consumer	8,533	8,287	7,773	8,404	8,648	8,533	8,648
Total non-accrual loans	65,176	79,196	54,294	59,289	44,289	65,176	44,289
90 days or more past due loans, still accruing interest	2,839	2,059	2,633	5,009	4,318	2,839	4,318
Total non-performing loans	68,015	81,255	56,927	64,298	48,607	68,015	48,607
Accruing TDRs	1,813	2,029	2,112	2,291	2,368	1,813	2,368
OREO	19,873	26,493	29,140	26,083	28,049	19,873	28,049
Total non-performing assets	$89,701	$109,777	$88,179	$92,672	$79,024	$89,701	$79,024
30-89 days past due loans	$28,868	$19,081	$23,641	$21,043	$26,140	$28,868	$26,140
Allowance for credit losses
Allowance for loan losses	$94,814	$92,371	$88,163	$86,083	$85,308	$94,814	$85,308
Reserve for unfunded commitments	1,000	1,000	1,000	1,000	1,000	1,000	1,000
Total allowance for credit losses	$95,814	$93,371	$89,163	$87,083	$86,308	$95,814	$86,308
Provision for loan losses	$10,109	$8,239	$4,918	$5,307	$9,998	$23,266	$25,676
Net charge-offs by category
Commercial and industrial	$8,237	$1,721	$1,894	$3,540	$1,145	$11,852	$3,991
Agricultural	—	836	514	—	—	1,350	—
Commercial real estate:
Office, retail, and industrial	(1,811)	(8)	(848)	165	2,151	(2,667)	4,205
Multi-family	(2)	(6)	(28)	17	(69)	(36)	193
Construction	(25)	27	(222)	(12)	(9)	(220)	90
Other commercial real estate	(19)	228	307	(111)	415	516	2,519
Consumer	1,286	1,233	1,221	933	1,162	3,740	3,000
Total net charge-offs	$7,666	$4,031	$2,838	$4,532	$4,795	$14,535	$13,998
Total recoveries included above	$2,900	$828	$3,440	$1,489	$1,155	$7,168	$3,274
Note: Selected Financial Information footnotes are located at the end of this section.

Selected Financial Information (Unaudited)

	As of or for the
	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Asset Quality ratios
Non-accrual loans to total loans	0.63%	0.77%	0.54%	0.72%	0.54%
Non-performing loans to total loans	0.65%	0.79%	0.57%	0.78%	0.59%
Non-performing assets to total loans plus OREO	0.86%	1.07%	0.87%	1.12%	0.96%
Non-performing assets to tangible common equity plus allowance for credit losses	7.41%	9.32%	7.74%	9.48%	8.00%
Non-accrual loans to total assets	0.46%	0.57%	0.39%	0.52%	0.38%
Allowance for credit losses and net charge-off ratios
Allowance for credit losses to total loans (5)	0.92%	0.91%	0.89%	1.06%	1.06%
Allowance for credit losses to loans, excluding acquired loans	1.09%	1.10%	1.11%	1.11%	1.13%
Allowance for credit losses to non-accrual loans	147.01%	117.90%	164.22%	146.88%	194.87%
Allowance for credit losses to non-performing loans	140.87%	114.91%	156.63%	135.44%	177.56%
Net charge-offs to average loans (2)	0.30%	0.16%	0.12%	0.22%	0.24%
Footnotes to Selected Financial Information

(1)	See the Non-GAAP Reconciliations section for the detailed calculation.

(2)	Annualized based on the actual number of days for each period presented.

(3)	Presented on a tax-equivalent basis, assuming a federal income tax rate of 35%.

(4)	Cost of funds expresses total interest expense as a percentage of average total funding sources.

(5)
This ratio includes acquired loans that are recorded at fair value through an acquisition adjustment, which incorporates credit risk, as of the acquisition date with no allowance for credit losses being established at that time. As the acquisition adjustment is accreted into income over future periods, an allowance for credit losses is established on acquired loans as necessary to reflect credit deterioration.

(6)
Certain significant transactions that are recorded in various periods presented include acquisition and integration related expenses associated with completed and pending acquisitions, the lease cancellation fee recognized as a result of the Company's planned 2018 corporate headquarters relocation, and a net gain on a sale-leaseback transaction.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	Quarters Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2017	2017	2017	2016	2016	2017	2016
Earnings Per Share
Net income	$38,235	$34,950	$22,855	$20,718	$28,402	$96,040	$71,631
Net income applicable to non- vested restricted shares	(340)	(336)	(234)	(217)	(324)	(910)	(826)
Net income applicable to common shares	37,895	34,614	22,621	20,501	28,078	95,130	70,805
Acquisition and integration related expenses	384	1,174	18,565	7,542	1,172	20,123	6,810
Tax effect of acquisition and integration related expenses	(154)	(470)	(7,426)	(3,017)	(469)	(8,049)	(2,724)
Lease cancellation fee	—	—	—	950	—	—	—
Tax effect of lease cancellation fee	—	—	—	(380)	—	—	—
Net gain on sale-leaseback transaction	—	—	—	—	(5,509)	—	(5,509)
Tax effect of net gain on sale- leaseback transaction	—	—	—	—	2,204	—	2,204
Net income applicable to common shares, excluding certain significant transactions (1)	$38,125	$35,318	$33,760	$25,596	$25,476	$107,204	$71,586
Weighted-average common shares outstanding:
Weighted-average common shares outstanding (basic)	101,752	101,743	100,411	80,415	80,396	101,307	79,589
Dilutive effect of common stock equivalents	20	20	21	15	13	20	13
Weighted-average diluted common shares outstanding	101,772	101,763	100,432	80,430	80,409	101,327	79,602
Basic EPS	$0.37	$0.34	$0.23	$0.25	$0.35	$0.94	$0.89
Diluted EPS	$0.37	$0.34	$0.23	$0.25	$0.35	$0.94	$0.89
Diluted EPS, excluding certain significant transactions (1)	$0.37	$0.35	$0.34	$0.32	$0.32	$1.06	$0.90
Anti-dilutive shares not included in the computation of diluted EPS	190	195	343	445	454	242	510
Efficiency Ratio Calculation
Noninterest expense	$97,190	$99,751	$116,642	$92,669	$82,888	$313,583	$246,831
Less:
Net OREO expense	(657)	(1,631)	(1,700)	(925)	(313)	(3,988)	(2,099)
Acquisition and integration related expenses	(384)	(1,174)	(18,565)	(7,542)	(1,172)	(20,123)	(6,810)
Lease cancellation fee	—	—	—	(950)	—	—	—
Total	$96,149	$96,946	$96,377	$83,252	$81,403	$289,472	$237,922
Tax-equivalent net interest income (2)	$121,935	$119,625	$117,251	$90,088	$93,051	$358,811	$268,246
Fee-based revenues	38,305	41,228	37,847	37,107	38,466	117,380	107,994
Add:
Other income, excluding BOLI income	422	2,022	844	1,310	762	3,288	2,325
BOLI	1,424	1,411	1,260	971	929	4,095	2,676
Tax-equivalent adjustment of BOLI	949	941	840	647	619	2,730	1,784
Total	$163,035	$165,227	$158,042	$130,123	$133,827	$486,304	$383,025
Efficiency ratio	58.97%	58.67%	60.98%	63.98%	60.83%	59.52%	62.12%

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2017	2017	2017	2016	2016	2017	2016
Risk-Based Capital Data
Common stock	$1,123	$1,123	$1,123	$913	$913	$1,123	$913
Additional paid-in capital	1,029,002	1,025,607	1,022,417	498,937	496,918	1,029,002	496,918
Retained earnings	1,082,921	1,056,072	1,030,403	1,016,674	1,003,271	1,082,921	1,003,271
Treasury stock, at cost	(209,880)	(209,392)	(208,946)	(218,534)	(218,436)	(209,880)	(218,436)
Goodwill and other intangible assets, net of deferred tax liabilities	(738,645)	(740,236)	(742,012)	(356,477)	(357,079)	(738,645)	(357,079)
Disallowed deferred tax assets	(275)	(472)	(1,150)	(198)	(383)	(275)	(383)
CET1 capital	1,164,246	1,132,702	1,101,835	941,315	925,204	1,164,246	925,204
Trust-preferred securities	50,690	50,690	50,690	50,690	50,690	50,690	50,690
Other disallowed deferred tax assets	(69)	(118)	(287)	(132)	(255)	(69)	(255)
Tier 1 capital	1,214,867	1,183,274	1,152,238	991,873	975,639	1,214,867	975,639
Tier 2 capital	242,652	240,121	235,825	233,656	232,792	242,652	232,792
Total capital	$1,457,519	$1,423,395	$1,388,063	$1,225,529	$1,208,431	$1,457,519	$1,208,431
Risk-weighted assets	$12,362,833	$12,180,416	$12,095,592	$10,019,434	$9,867,406	$12,362,833	$9,867,406
Adjusted average assets	$13,439,744	$13,245,499	$12,965,450	$11,036,835	$10,959,119	$13,439,744	$10,959,119
Total capital to risk-weighted assets	11.79%	11.69%	11.48%	12.23%	12.25%	11.79%	12.25%
Tier 1 capital to risk-weighted assets	9.83%	9.71%	9.53%	9.90%	9.89%	9.83%	9.89%
CET1 to risk-weighted assets	9.42%	9.30%	9.11%	9.39%	9.38%	9.42%	9.38%
Tier 1 capital to average assets	9.04%	8.93%	8.89%	8.99%	8.90%	9.04%	8.90%
Tangible Common Equity
Stockholders' equity	$1,865,130	$1,836,843	$1,804,733	$1,257,080	$1,269,264	$1,865,130	$1,269,264
Less: goodwill and other intangible assets	(750,436)	(752,413)	(754,621)	(366,876)	(367,961)	(750,436)	(367,961)
Tangible common equity	1,114,694	1,084,430	1,050,112	890,204	901,303	1,114,694	901,303
Less: AOCI	38,036	36,567	40,264	40,910	13,402	38,036	13,402
Tangible common equity, excluding AOCI	$1,152,730	$1,120,997	$1,090,376	$931,114	$914,705	$1,152,730	$914,705
Total assets	$14,267,142	$13,969,140	$13,773,471	$11,422,555	$11,578,197	$14,267,142	$11,578,197
Less: goodwill and other intangible assets	(750,436)	(752,413)	(754,621)	(366,876)	(367,961)	(750,436)	(367,961)
Tangible assets	$13,516,706	$13,216,727	$13,018,850	$11,055,679	$11,210,236	$13,516,706	$11,210,236
Tangible common equity to tangible assets	8.25%	8.20%	8.07%	8.05%	8.04%	8.25%	8.04%
Tangible common equity, excluding AOCI, to tangible assets	8.53%	8.48%	8.38%	8.42%	8.16%	8.53%	8.16%
Tangible common equity to risk- weighted assets	9.02%	8.90%	8.68%	8.88%	9.13%	9.02%	9.13%

Note: Non-GAAP Reconciliations footnotes are located at the end of this section.

Non-GAAP Reconciliations (Unaudited) (Amounts in thousands, except per share data)

	As of or for the
	Quarters Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2017	2017	2017	2016	2016	2017	2016
Return on Average Common and Tangible Common Equity
Net income applicable to common shares	$37,895	$34,614	$22,621	$20,501	$28,078	$95,130	$70,805
Intangibles amortization	1,931	2,163	1,965	1,207	1,245	6,059	3,475
Tax effect of intangibles amortization	(772)	(865)	(786)	(483)	(498)	(2,424)	(1,390)
Net income applicable to common shares, excluding intangibles amortization	39,054	35,912	23,800	21,225	28,825	98,765	72,890
Acquisition and integration related expenses	384	1,174	18,565	7,542	1,172	20,123	6,810
Tax effect of acquisition and integration related expenses	(154)	(470)	(7,426)	(3,017)	(469)	(8,049)	(2,724)
Lease cancellation fee	—	—	—	950	—	—	—
Tax effect of lease cancellation fee	—	—	—	(380)	—	—	—
Net gain on sale-leaseback transaction	—	—	—	—	(5,509)	—	(5,509)
Tax effect of net gain on sale- leaseback transaction	—	—	—	—	2,204	—	2,204
Net income applicable to common shares, excluding intangibles amortization and certain significant transactions (1)	$39,284	$36,616	$34,939	$26,320	$26,223	$110,839	$73,671
Average stockholders' equity	$1,855,647	$1,830,536	$1,763,538	$1,269,993	$1,261,702	1,816,911	$1,225,396
Less: average intangible assets	(751,366)	(753,521)	(750,589)	(367,328)	(369,281)	(751,828)	(361,697)
Average tangible common equity	$1,104,281	$1,077,015	$1,012,949	$902,665	$892,421	$1,065,083	$863,699
Return on average common equity (3)	8.10%	7.58%	5.20%	6.42%	8.85%	7.00%	7.72%
Return on average tangible common equity (3)	14.03%	13.37%	9.53%	9.35%	12.85%	12.40%	11.27%
Return on average tangible common equity, excluding certain significant transactions (1) (3)	14.11%	13.64%	13.99%	11.60%	11.69%	13.91%	11.39%
Return on Average Assets
Net income	$38,235	$34,950	$22,855	$20,718	$28,402	$96,040	$71,631
Acquisition and integration related expenses	384	1,174	18,565	7,542	1,172	20,123	6,810
Tax effect of acquisition and integration related expenses	(154)	(470)	(7,426)	(3,017)	(469)	(8,049)	(2,724)
Lease cancellation fee	—	—	—	950	—	—	—
Tax effect of lease cancellation fee	—	—	—	(380)	—	—	—
Net gain on sale-leaseback transaction	—	—	—	—	(5,509)	—	(5,509)
Tax effect of net gain on sale- leaseback transaction	—	—	—	—	2,204	—	2,204
Net income, excluding certain significant transactions (1)	$38,465	$35,654	$33,994	$25,813	$25,800	$108,114	$72,412
Average assets	$14,155,766	$13,960,843	$13,673,125	$11,380,108	$11,322,325	$13,931,679	$10,784,532
Return on average assets (3)	1.07%	1.00%	0.68%	0.72%	1.00%	0.92%	0.89%
Return on average assets, excluding certain significant transactions (1) (3)	1.08%	1.02%	1.01%	0.90%	0.91%	1.04%	0.90%
Footnotes to Non-GAAP Reconciliations

(1)
Certain significant transactions that are recorded in various periods presented include acquisition and integration related expenses associated with completed and pending acquisitions, the lease cancellation fee recognized as a result of the Company's planned 2018 corporate headquarters relocation, and a net gain on a sale-leaseback transaction.

(2)	Presented on a tax-equivalent basis, assuming a federal income tax rate of 35%.

(3)	Annualized based on the actual number of days for each period presented.